From:

Ameritrans Capital Corporation
For More Information Contact:
Gary Granoff
1-(800)-214-1047


For Immediate Release


Ameritrans Reports Fourth Quarter and Fiscal Year June 30, 2005 Results



New York, NY, September 29, 2005 - Ameritrans Capital Corporation
(NASDAQ: AMTC, AMTCP) today reported financial results for the fiscal year and quarter ended June 30, 2005. For the quarter ended June 30, 2005, investment income was $2.19 million compared to $1.34 million during the prior comparable period. Investment income for the quarter ended June 30, 2005 included interest income, fee income and leasing income totaling $1,451,111 and net gain on sale of securities of $738,874 totaling to $2.19 million.

For the fiscal year ended June 30, 2005, Ameritrans reported investment income of $6.13 million as compared to $5.63 million for the prior year. The increase in reported investment income for fiscal year ending June 30, 2005 is attributable primarily to the result of an increase in the net gain on the sale of securities of $688,874 for the fiscal year. Interest income, fee income and leasing income totaled $5,443,192 during fiscal year ended June 30, 2005 as compared to $5,633,827 for fiscal year ended June 30, 2004. The reduction in interest income, fee income and leasing income was primarily due to a reduction in interest income of $423,787 due to the impact of lower average interest rates charged on new and modified loans, partially offset by an increase in other fees of $141,039 and leasing income of $92,113.

Ameritrans reported a net income available to common shareholders for the quarter ended June 30, 2005 of $200,627, or $0.09 per basic and diluted common share, versus a net loss of ($87,721), or ($0.04) per basic and diluted common share, in the fourth quarter of fiscal 2004. The increase in the net income for the year ended June 30, 2005 was attributable primarily to a gain on the sale of securities of $688,874. For the fiscal year ended June 30, 2005, Ameritrans reported a net loss to common shareholders of ($224,726), or ($0.11) per basic and diluted common share, versus net loss of ($704,683) or ($0.35) per basic and diluted common share for fiscal year 2004. The net loss to common shareholders in fiscal years ended June 30, 2005 and June 30, 2004 was calculated after taking into account payment of preferred dividends to preferred shareholders of $337,500 in each fiscal year.

Operating income in the fourth quarter of fiscal year ended June 30, 2005 was $285,289 as compared to operating income in the fourth quarter of fiscal year ended June 30, 2004 of $2,647.

The Company's loan portfolio at June 30, 2005 was $51.9 million versus $49.4 million at June 30, 2004.

President of Ameritrans, Gary C. Granoff stated, "Financial results during 2005 were positively impacted by the gain on sale of securities during the fourth quarter of 2005. During the first six months of fiscal year ending
June 30, 2005, the Company's operating income (loss) was $87,177 for the first fiscal quarter and ($326,432) for the second fiscal quarter. For the second half of the fiscal year, the Company's third fiscal quarter operating income was $41,808 and its fourth fiscal quarter operating income was $285,289. The improvement in operating income primarily resulted from reductions in write off and depreciation on interest receivable of $ 295,535, as well as a reduction in foreclosure expenses of $275,176 added to net gain on sale of securities of $688,874 and increase of fee income of $141,039 partially offset by reductions in interest income of $423,787 and increases in interest expense of $394,217."

Granoff went on to say: "During the fiscal year we made substantial progress in our Chicago taxi portfolio by selling 13 foreclosed medallions and executing contracts of sale to sell 5 of our leased medallions, and 20 additional foreclosed medallions. Closings on 20 of the medallions under contract of sale at June 30, 2005 took place on August 31, 2005. The number of foreclosed medallions in Chicago has stabilized and at the present time we have approximately 15 additional foreclosed medallions to sell, with active discussions taking place at this time with potential buyers. We believe that the Chicago taxi market and the local economy have improved which in turn has improved our current business and prospects for future business in that market. At August 31, 2005, the balance of our medallion loans in New York, Boston and Miami are operating without any loans being in excess of 90 days delinquent and without any foreclosures in any of those markets. Our commercial loan portfolio is also performing well at the present time and we are continuing to build that portfolio with all new loans being made with adjustable interest rate terms. We also will continue to seek favorable equity investment transactions to augment our loan activity. During the fiscal year ended
June 30, 2005 the equity investment in a hotel in Arlington, Virginia was liquidated, resulting in a positive impact on our financial results for the year."


Ameritrans Capital Corporation is a specialty finance company engaged in making loans to, and investments in, small businesses. Ameritrans' wholly-owned subsidiary, Elk Associates Funding Corporation, has been licensed by the United Stated Small Business Administration (the "SBA") as a Small Business Investment Company since 1980. The company maintains its offices at 747 Third Avenue, 4th Floor, New York, NY, 10017.

# # #

This announcement contains certain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Such statements are subject to certain risks and uncertainties that could cause actual results to differ materially from those presently anticipated or projected. Ameritrans Capital Corporation cautions investors not to place undue reliance on forward-looking statements, which speak only as to management's expectations on this date.

AMERITRANS CAPITAL CORPORATION AND SUBSIDIARIES
--------------------------------------------------------------------------------
CONSOLIDATED BALANCE SHEETS





June 30, 2005 and 2004
--------------------------------------------------------------------------------




                                                                                      2005                   2004
                                                                                ----------------       ----------------

ASSETS
------

Loans receivable                                                                $     52,060,254       $     49,900,989
Less unrealized depreciation on loans receivable                                        (150,000)              (509,770)
                                                                                ----------------       ----------------

           Loans receivable, net                                                      51,910,254             49,391,219
Cash and cash equivalents                                                                327,793                416,600
Accrued interest receivable, net of unrealized depreciation
   of $59,000 in 2005 and $30,500 in 2004                                                756,701                969,912

Assets acquired in satisfaction of loans                                                 384,528              1,421,723
Receivables from debtors on sales of assets acquired in satisfaction of loan             455,184                422,158
Equity securities                                                                        908,457              1,038,617
Furniture, equipment and leasehold improvements, net                                     329,573                439,262
Medallions under lease                                                                 2,282,201              2,382,201
Prepaid expenses and other assets                                                        531,904                610,214
                                                                                ----------------       ----------------

           Total assets (Note 8)                                                $     57,886,595       $     57,091,906
                                                                                ================       ================



--------------------------------------------------------------------------------

(Continued)

AMERITRANS CAPITAL CORPORATION AND SUBSIDIARIES
--------------------------------------------------------------------------------
CONSOLIDATED BALANCE SHEETS (Continued)




June 30, 2005 and 2004
--------------------------------------------------------------------------------



                                                                                      2005                   2004
                                                                                   ----------             ----------

Liabilities and Stockholders' Equity
------------------------------------

Liabilities:
   Debentures payable to SBA                                                    $     12,000,000       $     12,000,000
   Notes payable, bank                                                                29,770,652             28,908,652
   Accrued expenses and other liabilities                                                604,942                578,790
   Accrued interest payable                                                              256,285                271,630
   Dividends payable                                                                      84,375                 84,375
                                                                                      ----------             ----------

           Total liabilities                                                          42,716,254             41,843,447
                                                                                      ----------             ----------

Commitments and Contingencies

Stockholders' Equity:
   Preferred stock 500,000 shares authorized, none issued or outstanding                       -                      -

   9-3/8% cumulative participating redeemable preferred stock $.01 par value, $12.00 face value, 500,000 shares authorized; 300,000 shares
      issued and outstanding                                                           3,600,000              3,600,000
   Common stock, $.0001 par value; 5,000,000 shares authorized, 2,045,600
      shares issued, 2,035,600 outstanding                                                   205                    205
   Additional paid-in capital                                                         13,869,545             13,869,545
   Accumulated deficit                                                                (2,127,134)            (1,902,408)
   Accumulated other comprehensive loss                                                 (102,275)              (248,883)
                                                                                      ----------             ----------
           Total                                                                      15,240,341             15,318,459
   Less:  Treasury stock, at cost, 10,000 shares
      of common stock                                                                    (70,000)               (70,000)
                                                                                      ----------             ----------

           Total stockholders' equity                                                 15,170,341             15,248,459

           Total liabilities and stockholders' equity                           $     57,886,595       $     57,091,906
                                                                                ================       ================


--------------------------------------------------------------------------------



AMERITRANS CAPITAL CORPORATION AND SUBSIDIARIES
--------------------------------------------------------------------------------
CONSOLIDATED STATEMENTS OF OPERATIONS



Years Ended June 30, 2005, 2004 and 2003
--------------------------------------------------------------------------------


                                                                              2005             2004              2003
                                                                            ---------         ---------        ---------

Investment Income:
  Interest on loans receivable                                          $   4,771,954     $   5,195,741    $   6,072,399
  Gain on sale of equity securities, net (Note 4)                             688,874             5,665            2,976
  Fees and other income                                                       459,598           318,559          209,680
  Leasing income
                                                              211,640           119,527                -

                                                                            ---------         ---------        ---------

        Total investment income                                             6,132,066         5,639,492        6,285,055
                                                                            ---------         ---------        ---------

Operating Expenses:
  Interest                                                                  1,837,633         1,443,416        2,076,861
  Salaries and employee benefits                                            1,128,963         1,022,964          879,074
  Occupancy costs                                                             188,466           207,079          144,279
  Professional fees                                                           675,399           605,168          575,022
  Other administrative expenses                                             1,162,457         1,250,435          963,175
  Loss and impairments on both medallions under lease and
   assets acquired in satisfaction of loans, net                              198,177            44,362           77,343

  Foreclosure expenses                                                         87,695           362,871          313,678
  Write off and depreciation on interest and loans receivable                 728,710         1,024,245          852,512
                                                                            ---------         ---------        ---------

        Total operating expenses                                            6,007,500         5,960,540        5,881,944
                                                                            ---------         ---------        ---------

        Operating income (loss)                                               124,566           (321,048)        403,111
                                                                            ---------         ---------        ---------

Other Expense:
  Equity in loss of investee (Note 4)                                          (4,021)         (29,634)                -
  Loss on sale of automobile                                                      (60)                -                -
                                                                            ---------         ---------        ---------

        Total other expense                                                   (4,081)           (29,634)               -
                                                                            ---------         ---------        ---------

        Income (loss) before income taxes                                     120,485          (350,682)         403,111


Income Taxes                                                                   7,711             16,501            7,897
                                                                            ---------          ---------       ---------
        Net income (loss)                                                    112,774           367,183           395,214

Dividends on preferred stock                                                 (337,500)         (337,500)        (337,500)
                                                                            ---------         ---------        ----------

        Net income (loss) available to common shareholders              $    (224,726)    $    (704,683)    $      57,714
                                                                        =============     =============    ==============


Weighted Average Number of Common Shares Outstanding
  Basic                                                                     2,035,600         2,035,600         2,035,600
                                                                        =============     =============    ==============

  Diluted                                                                   2,035,600         2,035,600         2,035,600
                                                                        =============     =============    ==============


Net (Loss) Income Per Common Share
  Basic                                                                      $ (0.11)          $ (0.35)           $ 0.03
                                                                        =============     =============    =============

  Diluted                                                                    $ (0.11)          $ (0.35)           $ 0.03
                                                                        =============     =============    =============


                                                                             2005             2004              2003
                                                                         -----------       -----------     -------------


Net income (loss)                                                        $   112,774      $  (367,183)     $     395,214


Other comprehensive income (loss)
  Unrealized gain (loss) on equity securities arising
  during the period                                                           46,583          (13,338)          (200,338)
  Reclassification adjustment for (gain) loss included
  in net income (loss)                                                       100,025           (5,665)                 -
                                                                         -----------       -----------     -------------

        Total comprehensive income (loss)                                $   259,382      $   (386,186)     $    194,876
                                                                         ===========       ===========     =============